                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63057), (No. 333-31387), (No. 33-63612), (No.
33-83434), (No. 33-83436) and (No. 33-98068) and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-33671) of Technology Solutions Company of our report dated February 15, 2000 appearing in the Technology Solutions Company Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

March 23, 2000
Chicago, Illinois